Exhibit 10.3

Amendment to the

Amended & Restated Patina Oil & Gas Corporation

Deferred Compensation Plan for Select Employees

This Amendment (the “Amendment”) to the Amended and Restated Patina Oil & Gas Corporation Deferred Compensation Plan for Select Employees (the “Plan”) is adopted as of September 14, 2004 by the Board of Directors (the “Board”) of Patina Oil & Gas Corporation (the “Company”).

RECITALS

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan to provide that the gain from the exercise of stock options granted under the Plan may be deferred by the optionee subject to the terms of the Plan; and

WHEREAS, Section 9 of the Plan provides that the Plan may be amended by the Board.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows:

1. A new section 4.5 is hereby added to the Plan to read as follows:

4.5 Stock Option Conversions. In accordance with rules established by the Employer, an Eligible Employee may elect to convert Stock Option Gains which would otherwise be distributed to the Eligible Employee in the form of shares of Stock upon exercise by the Eligible Employee of his or her stock options pursuant to an Employer-sponsored stock option program, into contributions (a “Stock Options Gains Contribution”) to the Eligible Employee’s Account. The value of the Stock Option Gains Contribution to be credited to the Eligible Employee’s Account shall be the value of the Stock Option Gains. “Stock Option Gains” means the difference in the dollar value, determined as of the date of exercise of the stock option, between the exercise price of the stock option and the fair market value of the underlying shares of Stock. Any such deferral shall be entered by the Plan Administrator as credited the Patina Stock Subaccount for that Participant.

2. All capitalized terms used herein shall have the meanings assigned to them in the Plan.

3. Except as expressly amended hereby, the Plan remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by the undersigned, a duly authorized officer of the Company, as of September 14, 2004.

Patina Oil & Gas Corporation

By:	/s/ Michael N. Stefanoudakis
Name:	Michael N. Stefanoudakis
Title:	Vice President and General Counsel